FREEPORT-McMoRan COPPER & GOLD INC.

                               and

                    THE CHASE MANHATTAN BANK,
                            as Trustee



                   FIRST SUPPLEMENTAL INDENTURE
                  Dated as of November 18, 1996
                                to
                         SENIOR INDENTURE
                  Dated as of November 15, 1996



                           $200,000,000
                   7.50% Senior Notes due 2006
                               and
                           $250,000,000
                   7.20% Senior Notes due 2026

                   FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 18, 1996, is by and between Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the "Issuer"), and The Chase Manhattan Bank, a New York corporation, as trustee (the "Trustee"), and to the Senior Indenture, dated as of November 15, 1996 (the "Original Indenture"), between the Issuer and the Trustee (the Original Indenture, as supplemented by this First Supplemental Indenture being referred to herein as the "Indenture").

                          W I T N E S S E T H :

     WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Original Indenture providing, among other things, for the issuance from time to time of the Issuer's Securities;

     WHEREAS, the Issuer has duly authorized (i) the creation of the first and second series of securities under the Indenture, to be known as its 7.50% Senior Notes due 2006 (the "2006 Notes") and its 7.20% Senior Notes due 2026 (the "2026 Notes," and together with the 2006 Notes, the "Senior Notes") and (ii) the execution and delivery of this Supplemental Indenture to establish the Senior Notes as two series of Securities under the Indenture and to provide for, among other things, the issuance of and the respective forms and terms of the Senior Notes and certain additional covenants;

     WHEREAS, Section 8.1(e) of the Original Indenture provides for the Issuer and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as provided by Sections 2.1 and 2.3 of the Original Indenture;

     WHEREAS, Section 2.3 of the Original Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Original Indenture; and

     WHEREAS, all things necessary to make the Senior Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Indenture, the valid, binding and legal obligations of the Issuer, and to constitute this First Supplemental Indenture a valid agreement of the Issuer according to its terms have been done;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchases of the Securities of the two series provided for herein by the Holders thereof, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of each such series as follows:

                           ARTICLE ONE

                           DEFINITIONS

     1.1 Certain Terms Defined. Unless otherwise defined herein or unless the context of this First Supplemental Indenture otherwise requires, all terms used in this First Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The following terms, which are in addition to those defined in Section 1.1 of the Original Indenture, shall have the respective meanings specified in this Section. Such terms shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officers' Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture. All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture. The terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

     "Attributable Debt" when used in connection with a Sale/Leaseback Transaction means, at the time of determination, the lesser of: (a) the fair value of the property subject thereto (as determined in good faith by the Issuer); or (b) the then present value of the total net amount of rent required to be paid under the lease in respect of such Sale/Leaseback Transaction during the remaining term thereof (including any renewal term or period for which such lease has been extended) or until the earlier date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), computed by discounting from the respective due dates to such dates such total net amount of rent at the actual interest factor included in such rent or implicit in the terms of the applicable Sale/Leaseback Transaction, as determined in good faith by the Issuer. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repair, insurance, taxes, assessments, water rates and similar charges.

     "Business Day" means a day which, in the City and State of New York, is neither a Saturday, Sunday or legal holiday nor a day on which banking institutions and trust companies are authorized by law or regulation or executive order to close.

     "Capital Stock" means any and all shares, interests, rights to purchase, options, participations or other equivalents of or interests in (however designated) corporate stock or any security issued in exchange therefor or distributed in respect thereof.

     "Capitalized Lease Obligation" of any Person means any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Comparable Treasury Issue" means, with respect to any series of Senior Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes of such series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Senior Notes.

     "Comparable Treasury Price" means, with respect to any series of Senior Notes, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue for such series (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated Total Assets" means at any date the consolidated assets of a Person and its consolidated Subsidiaries, including all investments by such Person or its consolidated Subsidiaries in other Persons, all as reflected on the most recent consolidated balance sheet of such Person and its consolidated Subsidiaries.

     "COW Area Block A" means the geographic area designated as Contract Block A in the Contract of Work between the Government of the Republic of Indonesia and PT-FI, dated December 30, 1991, as the same has been renewed, replaced, extended, amended, supplemented or modified to the date hereof, containing, as of the date hereof, all proved and probable reserves of PT-FI.

     "Debt" means (without duplication), with respect to any Person, (i) all obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (including conditional sale obligations and title retention arrangements), except accounts payable and accrued expenses incurred in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction securing obligations described in the foregoing clauses (i) through (iv), (vi) any obligations of such Person with respect to the redemption, repayment or other purchase of any preferred stock (but excluding any obligation due within the following six months, the payment of which is secured by a deposit of cash or U.S. Government Obligations), (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all Debt of others guaranteed by such Person to the extent of such guarantee.

     "Event of Default" means any event or condition specified in Section
5.1 of the Original Indenture, as amended, modified and supplemented by Article Four hereof.

     "First  Supplemental  Indenture"   means   this  First  Supplemental
Indenture dated as of November 18, 1996 by and between the Issuer and the Trustee.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer as Independent Investment Banker for purposes of this First Supplemental Indenture.

     "issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, charge, security interest, assignment, encumbrance, conditional sale or other title retention agreement; provided, however, that Lien shall not include a trust established for the purpose of defeasing any Debt pursuant to the terms evidencing or providing for the issuance of such Debt if the assets of such trust are limited to cash and U.S. Government Obligations.

     "Non-Recourse Obligation" means, at any date, Debt substantially related to (i) the acquisition of property or assets not owned by the Issuer or any of its Subsidiaries as of the date of original issuance of the Senior Notes or (ii) the financing of a project involving the acquisition or development of any property or assets of the Issuer or any of its Subsidiaries, as to which in the case of clause (i) or (ii) the obligee with respect to such Debt has no recourse to the general corporate funds or the property or assets, in general, of the Issuer.

     "PT-FI" means P. T. Freeport Indonesia Company, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware, and its successors and assigns.

     "PT-FI Bank Credit Facility" means the credit facility evidenced by that certain $550 million Credit Agreement, dated as of October 27, 1989, as amended, modified, supplemented or restated from time to time, by and among PT-FI, the Issuer, the financial institutions from time to time parties thereto, First Trust of New York, National Association, as PT-FI Trustee, and The Chase Manhattan Bank as Administrative Agent, Security Agent, JAA Security Agent and Documentary Agent.

     "Reference Treasury Dealer" means each of UBS Securities LLC, Chase Securities Inc. and CS First Boston Corporation and their respective successors; provided however, that if any of the foregoing cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to any series of Senior Notes, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for such series (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Regular Record Dates" means the dates  set forth as such in Section
2.4(4).

     "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Issuer, for a period of more than three years, of any property or assets, which property or assets have been or are to be sold or transferred by the Issuer to such Person in contemplation of such leasing.

     "Senior Notes" has the meaning stated in the second recital of this First Supplemental Indenture.

     "Senior Secured Indebtedness" means Debt of the Issuer secured by a Lien on any property or assets of the Issuer.

     "Significant Subsidiary" means any Subsidiary of the Issuer the Consolidated Total Assets of which equal or exceed an amount equal to 20% of the Issuer's Consolidated Total Assets.

     "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or any of its Subsidiaries, and any partnership of which more than 50% of the partnership interests are owned or controlled, directly or indirectly, by such Person or any of its Subsidiaries.

     "Treasury Rate" means, with respect to any series of Senior Notes, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for such series, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "2006 Notes" or "2006 Note" has the meaning stated in the second recital of this First Supplemental Indenture.

     "2026 Notes" or "2026 Note" has the meaning stated in the second recital of this First Supplemental Indenture.

                           ARTICLE TWO

        TERMS AND ISSUANCE OF 7.50% SENIOR NOTES DUE 2006
                 AND 7.20% SENIOR NOTES DUE 2026

     SECTION 2.1. Issue of Senior Notes. The first and second series of Securities to be issued under the Indenture, which shall be designated the "7.50 % Senior Notes due 2006" and the "7.20% Senior Notes due 2026," respectively, shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture (including the forms of Senior Notes set forth in Exhibits A and B hereto). The aggregate principal amount of 2006 and 2026 Notes which may be authenticated and delivered under the Indenture shall not exceed $200,000,000 and $250,000,000, respectively (except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes pursuant to Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture). The entire amount of Senior Notes may forthwith be executed by the Issuer and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Issuer (contained in a Company order) pursuant to
Section 2.4 of the Original Indenture.

     SECTION 2.2   Forms.  The 2006 Notes and  the  2026 Notes shall each
be issued in whole in the form of one or more Registered Global Securities and shall be substantially in the respective forms set forth in Exhibits A and B hereto, each of which is hereby incorporated by reference and made a part of the Indenture. The Depositary for such Registered Global Securities shall be The Depository Trust Company, 55 Water Street, New York, New York 10041.

     SECTION 2.3 Stated Maturity. The 2006 Notes shall have a Stated Maturity with respect to the principal of (and any accrued and unpaid interest or premium on) such Securities of November 15, 2006, and the 2026 Notes shall have a Stated Maturity with respect to the principal of (and any accrued and unpaid interest or premium on) such Securities of November 15, 2026.

     SECTION 2.4 Interest. Subject to the terms of the Senior Notes set forth in Exhibits A and B hereto, the following shall apply to the Senior
Notes:

     (1) The 2006 Notes shall bear interest at the rate of 7.50% per annum and the 2026 Notes shall bear interest at the rate of 7.20% per annum.

     (2) Interest in respect of the Senior Notes shall accrue from November 18, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     (3) The Interest Payment Dates on which interest shall be payable in respect of the Senior Notes shall be May 15 and November 15 in each year, commencing May 15, 1997.

     (4) The Regular Record Dates for interest in respect of the Senior Notes shall be April 30 and October 31 (whether or not a Business Day) in respect of the interest payable on May 15 and November 15, respectively.

     (5) Interest on the Senior Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     SECTION 2.5 Redemption. The Senior Notes will be redeemable and the provisions of Article Twelve of the Original Indenture will be applicable to the Senior Notes, to the extent and in the manner provided in Article Seven hereof.

     SECTION 2.6 Additional Covenants. The covenants contained in Article Three of this First Supplemental Indenture shall apply to the Senior Notes in addition to the covenants contained in the Original Indenture.

     SECTION  2.7    Amendments to Events of Default.  The amendments  to
Section 5.1 of the Original Indenture contained in Article Four of this First Supplemental Indenture shall apply to the Senior Notes.

     SECTION 2.8   Amendments to Article Nine.  The amendments to Section
9.1 of the Original Indenture contained in Article Six of this First Supplemental Indenture shall apply to the Senior Notes.

     SECTION 2.9 Repayment Option. The 2026 Notes may be repaid, at the option of the holders thereof on November 15, 2003, in accordance with and pursuant to the terms of Sections 11.13 and 11.14 of the Original Indenture as added thereto by Article Eight of this First Supplemental Indenture.

                          ARTICLE THREE

                       ADDITIONAL COVENANTS

     For purposes of the Senior Notes, and solely for the benefit of the Holders thereof, Article Three of the Original Indenture shall be amended by adding thereto the following additional covenants of the Issuer. Such covenants shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officers' Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

     "SECTION  3.8  Limitation  on Liens.  Except  as  provided  in  this
Section 3.8, the Issuer will not issue, create, incur, assume or suffer to exist any Debt secured by any Lien upon (i) any property or assets, now owned or hereafter acquired by the Issuer or (ii) any Capital Stock of PT-FI or a Restricted PT-FI Transferee (as defined below) now owned or hereafter acquired by the Issuer or any Subsidiary of the Issuer without making effective provision whereby any and all Senior Notes then or thereafter Outstanding will be secured by a Lien equally and ratably with (or, at the Issuer's option, prior to) any and all obligations thereby secured for so long as any such obligations shall be so secured. The foregoing restriction, however, will not, however, apply to:

     (a) Liens on the Capital Stock of any Subsidiary, including any Restricted PT-FI Transferee, to secure the Issuer's guarantee of any Debt of such Subsidiary in an aggregate principal amount for all such Debt of all such Subsidiaries (including any extension, refinancing, renewal, replacement or refunding of such Debt) not to exceed the existing committed amount under the PT-FI Bank Credit Facility on November 13, 1996, provided that in the case of a Lien on the Capital Stock of PT-FI in no event shall Capital Stock representing more than a 50.1% ownership interest in PT-FI on a fully-diluted basis be subject to any such Lien;

     (b) Liens to secure any Debt of the Issuer (including any guarantee by the Issuer of any Debt of a Subsidiary of the Issuer) in an aggregate principal amount (including any extension, refinancing, renewal, replacement or refunding of such Debt) not to exceed the principal amount of the Debt (excluding for this purpose the amount committed or outstanding under the PT-FI Bank Credit Facility on November 13, 1996 and the aggregate amount of Debt of FM Properties Inc. and its subsidiaries guaranteed or committed to be guaranteed by the Issuer on November 13,
1996) committed or outstanding on November 13, 1996, which amount does not exceed $630 million;

     (c) Liens incurred on real or personal property, including the Capital Stock of any Subsidiary acquiring or owning such property, for the purpose of (i) financing all or any part of the purchase price of such property by the Issuer or such Subsidiary and incurred prior to, at the time of, or within 180 days after, the acquisition of such property or (ii) financing all or any part of the cost of construction, improvement, development or expansion of any such property, provided that in the case of clause (i) or (ii) the amount of such financing shall not exceed the amount expended in the acquisition of, or construction, improvement or development of, such property; provided further, that the Lien permitted by this clause (c) shall not include any Lien on the Capital Stock of (x) PT-FI or (y) any other Subsidiary of the Issuer to which PT-FI has transferred, directly or indirectly, assets with a value in excess of $10 million and which are within or constitute a part of COW Area Block A, other than (A) machinery, equipment, fixtures, infrastructure and real property (excluding any and all mineral rights appertaining thereto) that is not directly involved in the mining of COW Area Block A and (B) assets that are transferred by PT-FI on terms that are no less favorable to PT-FI than those that could have been obtained by PT-FI in a comparable transaction with an unrelated party (any such Subsidiary described in clause (y) being referred to herein as a "Restricted PT-FI Transferee");

     (d) Liens on property or other assets existing at the time of acquisition thereof by the Issuer, including acquisition through merger, consolidation or the purchase of property or other assets; provided that such Liens do not extend to other property or assets of the Issuer;

     (e) Liens created in connection with a project financed with, and created to secure a Non-Recourse Obligation, provided that such Liens are limited (i) to the property or assets acquired, constructed or improved with the proceeds of such Non-Recourse Obligation and (ii) to the Capital Stock of a special purpose Subsidiary of the Issuer created to issue or incur such Non-Recourse Obligation;

     (f) Liens arising from or in connection with the conveyance of any production payment or similar obligation or instrument with respect to any mineral or natural resource that is not in production on November 13, 1996;

     (g) Liens to secure Debt incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue or development bond financing, which Liens extend solely to the property which is the subject thereof;

     (h) Liens to secure Debt issued or guaranteed by the United States or any state or any department, agency or instrumentality of the United States, incurred in connection with the financing of the construction, refurbishment or operation of any property or assets of the Issuer, which Liens extend solely to the property which is the subject thereof;

     (i) Liens arising by reason of deposits necessary to obtain standby letters of credit and surety bonds in the ordinary course of business;

     (j) Liens in favor of governmental bodies to secure progress, advance and other payments required in connection with the acquisition, possession or use of any property or assets of the Issuer;

     (k) Liens in favor of customs and revenue authorities or incurred upon any property or assets in accordance with customary banking practice to secure any indebtedness incurred in connection with the exporting of goods to, or between, or the marketing of goods, or the importing of goods from, foreign countries, which Liens extend only to the property or asset being so exported or imported;

     (l) Liens upon property or assets sold by the Issuer resulting from the exercise of any rights or arising out of defaults on receivables to secure Debt relating to the sale of such property or assets; and

     (m) Liens to secure Debt incurred to extend, refinance, renew, replace or refund (or successive extensions, refinancings, renewals, replacements or refundings) of any Debt secured by any Lien referred to in the foregoing clauses (c) through (l) so long as such Lien does not extend to any other property and the amount of such Debt so secured is not increased above the amount outstanding immediately prior to such refinancing.

     Notwithstanding the foregoing, the Issuer may create or assume Liens in addition to those permitted by the preceding sentence of this Section
3.8 and renew, extend or replace such Liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, the Debt so secured by any such Lien plus any Attributable Debt does not exceed 10% of Consolidated Total Assets as shown on the balance sheet of the Issuer as of the end of the most recent fiscal quarter prior to the incurrence of the Debt for which a balance sheet is available."

     "SECTION 3.9 Limitation on Sale/Leaseback Transactions. Except as otherwise provided in this Section 3.9, the Issuer will not enter into any Sale/Leaseback Transaction unless (a) the Issuer would be entitled to incur Debt, in a principal amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section
3.8 above, without equally and ratably securing the Outstanding Senior Notes pursuant to Section 3.8 above; (b) since the date of the original issuance of the Senior Notes and within a period commencing six months prior to the effective date of such Sale/Leaseback Transaction and ending six months thereafter, the Issuer has expended or will expend for any property (including amounts expended for the acquisition, and for additions, alterations, improvements and repairs thereto) an amount equal to all or a portion of the net proceeds received from such transaction and the Issuer elects to designate such amount as a credit against the application of the restrictions set forth in Section 3.8 above to such transaction (with any such amount not being so designated to be applied as set forth in (c) below); or (c) the Issuer, during or immediately after the expiration of the 12 months after the effective date of any such Sale/Leaseback Transaction, applies to the voluntary defeasance or retirement of the Senior Notes and any of its other Senior Secured Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such transaction or the Attributable Debt as determined by the Issuer in an Officers' Certificate delivered to the Trustee at the time of entering into such transaction (in either case adjusted to reflect the remaining term of the lease and any amount utilized by the Issuer as set forth in (b) above), less an amount equal to the principal amount of the Senior Notes delivered within 12 months after the date of such arrangement to the Trustee for retirement and cancellation and excluding retirements of Senior Notes and any Senior Secured Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity."

     "SECTION 3.10 Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith in appropriate proceedings."

                           ARTICLE FOUR

                        EVENTS OF DEFAULT

     For purposes of the Senior Notes, and for the benefit of the Holders thereof, Section 5.1 of the Original Indenture shall be amended (i) by amending and restating clause (b) of the definition of "Event of Default" as set forth below, (ii) by adding to such definition a new clause (c) as set forth below and renumbering clause (c) of such definition as clause
(d), (iii) by substituting clauses (e), (f), (g) and (h) set forth below for clauses (d), (e), (f) and (g), respectively, of the definition of "Events of Default" in the Original Indenture, (iv) by renumbering clause
(h) of such definition as clause (i) and (v) by substituting the material set forth under "Insert" below for the balance of the first full paragraph and the second full paragraph of Section 5.1 of the Original Indenture. Such amended and additional Events of Default shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officers' Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

          "(b) default in the payment of all or any part of the principal of any of the Securities of such series of Senior Notes as and when the same shall become due and payable at their Stated Maturities, upon redemption, or, in the case of the 2026 Notes, upon exercise by a holder of any such 2026 Note of the repayment option described in and pursuant to Section 11.13 hereof, or otherwise; or"

          "(c) failure on the part of the Issuer to comply with the covenants contained in Section 9.1 of the Indenture; or"

          "(e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Insolvency Law or (B) a decree or order adjudging the Issuer or any Significant Subsidiary a bankrupt or insolvent under any applicable Insolvency Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or of any substantial part of the property of the Issuer or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or"

          "(f) the commencement by the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable Insolvency Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Insolvency Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any Significant Subsidiary, or the filing by the Issuer or any Significant Subsidiary of a petition, answer or consent seeking reorganization or relief under any applicable Insolvency Law, or the consent by the Issuer or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary, or of any substantial part of the property of the Issuer or any Significant Subsidiary, or the making by the Issuer or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action (which shall involve the passing of one or more Board Resolutions by the Issuer or any Significant Subsidiary) in furtherance of any such action; or"

          "(g) the acceleration of the maturity or non-payment within any applicable grace period after final maturity of any Debt (other than the Senior Notes or any Non-Recourse Obligation) of the Issuer or any Significant Subsidiary having an outstanding principal amount of $40,000,000 or more individually or in the aggregate (or the equivalent thereof in any other currency or composite currency) if, in the case of an acceleration, such acceleration has not been rescinded or annulled within a period of 30 days; or"

          "(h) the rendering of one or more judgments or orders for the payment of money in the aggregate in excess of $40,000,000
     (calculated net of any insurance coverage that the insurer has irrevocably acknowledged to the Issuer or any Significant Subsidiary as covering such judgment in whole or in part) against the Issuer or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days,"

     Insert: "provided that if any such failure or acceleration referred to in clause (g) above shall cease or be cured, waived, rescinded or annulled then the Event of Default hereunder by reason thereof, and any acceleration under this Section 5.1 resulting solely therefrom, shall be deemed likewise to have been thereupon cured, waived, rescinded or annulled without further action on the part of either the Trustee or any of the Holders of the Securities of such series."

     "If an Event of Default occurs with respect to the Securities of a series of Senior Notes and is continuing (other than an Event of Default specified in clause (e) or (f) above), then, and in each and every such case, unless the principal of all of the Securities of such series of Senior Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal, plus accrued and unpaid interest, if any, through the date of the declaration of acceleration of all the Securities of such series, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in clause (e) or (f) of this Section occurs, the principal amount of all the Securities of such series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. The amount due and payable on the acceleration of any Security will be equal to 100% of the principal amount of such Security, plus accrued interest, if any, to the date of payment. The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all the Securities of such series, and the principal of any and all Securities of such series which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, if any, at the same rate as the rate of interest specified in the Securities of such series, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default with respect to such series under this Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or shall impair any right consequent thereon."

     For purposes of the Senior Notes, and for the benefit of the Holders thereof, Section 5.2 of the Original Indenture shall be amended by deleting the following words from clause (b) thereof: "other than a Default that is the result of an optional redemption by the Holders of Securities of any series, the amount of which is not in excess of $50,000,000 or the equivalent thereof in any currency or composite currency, unless such Default shall have continued for a period of 60 days after giving a notice with respect thereto under Section 5.1(c),". Such deletion shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by Board Resolutions, Officers' Certificates or supplemental indentures establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

                          ARTICLE FIVE

                      CONCERNING THE TRUSTEE

     For purposes of the Senior Notes, the following paragraph shall be added to the end of Section 6.1 of the Original Indenture. Such amended paragraph shall apply to the Senior Notes and to any other series of Securities to which the foregoing amended and additional Events of Default are made applicable as aforesaid.

     "The Trustee should not be charged with knowledge of any Event of Default under Section 5.1(c), (g) or (h) or of the identity of any Significant Subsidiary unless a Responsible Officer of the Trustee shall have actual knowledge thereof or the Trustee shall have received written notice thereof in accordance with Section 11.4 hereof from the Issuer or any Securityholder."

                           ARTICLE SIX

             CONSOLIDATION, MERGER AND SALE OF ASSETS

     For purposes of the Senior Notes, and solely for the benefit of the Holders thereof, Article Nine of the Original Indenture shall be amended by deleting Section 9.1 of the Original Indenture and substituting therefor the following provisions. Such amended provisions shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officers' Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

     "SECTION 9.1 Covenant of the Issuer Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Issuer covenants that it will not merge with or into or consolidate with any Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person and the Issuer shall not permit any Person to consolidate with or merge into the Issuer or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the Issuer unless (i) either the Issuer (in the case of a merger) shall be the continuing corporation, or the successor corporation or Person that acquires by sale, conveyance, transfer, lease or disposition all or substantially all of the assets of the Issuer shall be a corporation organized under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture, in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation pursuant to Article Eight hereof, all of the obligations of the Issuer pursuant to this Indenture and the Senior Notes and the due and punctual performance of any covenant of this Indenture on the part of the Issuer to be performed or observed; (ii) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer or any Subsidiary of the Issuer as a result thereof as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) if, as a result of any such transaction, property or assets of the Issuer or Capital Stock of PT-FI or a Restricted PT-FI Transferee would become subject to a Lien prohibited by Section 3.8 hereof, the Issuer shall have secured the Senior Notes as required by said Section 3.8; and (iv) the Issuer has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Indenture and that all conditions precedent provided for herein relating to such transaction have been complied with."

                          ARTICLE SEVEN

                    REDEMPTION OF SENIOR NOTES

     For purposes of the Senior Notes, and solely for the benefit of the Holders thereof, Article Twelve of the Original Indenture will be amended by the replacement of Section 12.1 in its entirety with the provisions set forth below. Such amended and additional provisions shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolution, Officers' Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

     "SECTION 12.1 Right of Optional Redemption. Any series of Senior Notes may be redeemed at the option of the Issuer, at any time, as a whole or in part, upon not less than 30 nor more than 60 days' notice by mail in accordance with Section 12.2, at a Redemption Price determined separately for the Securities of each such series equal to the greater of
(i) 100% of the principal  amount  of  the  Securities to be redeemed and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate for such series plus 30 basis points, plus in each case accrued interest thereon, if any, to the Redemption Date. The Redemption Price calculated as aforesaid, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. Any notice of redemption given pursuant to Section 12.2 with respect to the foregoing redemption need not set forth the Redemption Price but need only set forth the manner of calculation thereof."

                          ARTICLE EIGHT

                        RIGHT OF REPAYMENT

     For purposes of the 2026 Notes, and solely for the benefit of the Holders thereof, Article Eleven of the Original Indenture shall be amended by adding thereto the following additional provisions set forth below. Such provisions shall apply only to the 2026 Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officers' Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

     "SECTION 11.13 Right of Repayment. Any 2026 Note shall be repaid at the option of the Holder thereof on November 15, 2003 (the "Repurchase Date") at 100% of its principal amount plus accrued interest to November 15, 2003. In order for a 2026 Note to be repaid on the Repurchase Date pursuant to this Section 11.13, the Issuer must receive, at its office or agency in New York, New York maintained for such purpose pursuant to
Section 3.2 hereof, no earlier than September 15, 2003 and no later than 5:00 p.m. (New York City Time) on October 15, 2003 (or if October 15, 2003 is not a Business Day, the next succeeding Business Day), (a) appropriate wire instructions directing a wire transfer to an account with a banking institution located in the United States of America (which may be included in the form entitled "Option to Elect Repayment on November 15, 2003") and (b) either (i) the 2026 Note with the form entitled "Option to Elect Repayment on November 15, 2003" (a form of which is set forth in Section 11.14 hereof) attached to the 2026 Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such 2026 Note, the principal amount of such 2026 Note, the portion of the principal amount of such 2026 Note to be repaid, the certificate number or a description of the tenor and terms of such 2026 Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that such 2026 Note to be repaid with the form entitled "Option to Elect Repayment on November 15, 2003" attached to such 2026 Note duly completed will be received by the Issuer not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such 2026 Note and form duly completed must be received by the Issuer by such fifth Business Day. Any notice of exercise of the repayment option by the Holder of such 2026 Note received by the Issuer after September 15, 2003 and before 5:00 p.m. (New York City Time) October 15, 2003 shall be irrevocable.

     The repayment option may be exercised by the Holder of such 2026 Note for less than the entire principal amount of the 2026 Note held by such Holder provided that the principal amount of the 2026 Note remaining Outstanding after repayment pursuant to this Section 11.13 is an authorized denomination. No registration of, transfer or exchange of such 2026 Note (or, in the event that such 2026 Note is to be repaid in part, the portion of the 2026 Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any 2026 Note for repayment will be determined by the Issuer, whose determination will be final, binding and non-appealable.

     As long as the 2026 Notes are represented by a Registered Global Security, the Depositary or the Depositary's nominee will be the only entity that can exercise a right to repayment pursuant to this Section
11.13 and thereby give sufficient notice of such an exercise to the Issuer as provided in this Section 11.13. Participants or owners of beneficial interests in the 2026 Notes represented by such Registered Global Security must give notice of their desire to exercise the option to elect repayment with respect to all or a portion of beneficial interests owned by such participant or beneficial owner in the 2026 Notes represented by such Registered Global Security to the Depositary in accordance with the Depositary's procedures on a form required by the Depositary and provided by the Depositary to its participants. Neither the Issuer nor the Trustee shall be liable for any delay in delivering of notice to the Depositary by the participants or owners of beneficial interests in the 2026 Notes represented by the Registered Global Security."

     "SECTION 11.14 Form of Option to Elect Repayment

     The following text shall be attached to each 2026 Note:

      FORM OF OPTION TO ELECT REPAYMENT ON NOVEMBER 15, 2003

     I or we hereby irrevocably elect to exercise the option to have the principal sum of $________, together with accrued interest thereon to November 15, 2003 repaid by the Issuer on November 15, 2003. (If less than the entire principal amount of this Security is to be repaid, specify the denomination or denominations (which shall be in authorized denominations) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid)).

Dated: ______________________

Signed:______________________     Signature Guarantee:_____________________
                                                      (Signature must be
                                                       guaranteed by an
                                                       eligible institution
                                                       within the meaning of
                                                       Rule 17A(d)-15 under
                                                       the Securities
                                                       Exchange Act of 1934,
                                                       as amended)

            Wire Transfer Instructions:  ________________________
                                         ________________________
                                         ________________________

_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________

                           ARTICLE NINE

                          MISCELLANEOUS

     SECTION 9.1. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     SECTION 9.2. Paying Agent, Transfer Agent and Registrar. The Issuer hereby appoints the Trustee as paying agent, transfer agent and registrar for the Senior Notes and designates the Corporate Trust Office of the Trustee as the agency where notices and demands to or upon the Issuer in respect of the Senior Notes or the Indenture may be served.

     SECTION 9.3. Governing Law. This First Supplemental Indenture and each Senior Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state without regard to conflicts of laws principles thereof, except as may otherwise be required by mandatory provisions of law.

     SECTION 9.4. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 9.5. Trustee Disclaimer. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity of this First Supplemental Indenture.

     IN WITNESS WHEREOF the parties hereto have caused this First Supplemental Indenture to be duly executed, and the appropriate corporate seals to be hereunto affixed and attested, all as of November 18, 1996.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By:   /s/ R. Foster Duncan
                                 ____________________________________
                                            R. Foster Duncan
[CORPORATE SEAL]                      Vice President and Treasurer
Attest:

By: /s/ Michael C. Kilanowski, Jr.
   _______________________________
      Michael C. Kilanowski, Jr.
             Secretary

                              THE CHASE MANHATTAN BANK, as Trustee


                              By:   /s/ P. Morabito
                                 ____________________________________
                                              P. Morabito
[CORPORATE SEAL]                            Vice President
Attest:

By:  /s/ Gregory P. Shea
   _______________________________
       Gregory P. Shea
   Assistant Vice President

STATE OF LOUISIANA       )
                         )    ss:
PARISH OF ORLEANS        )

    On this 18th day of November, 1996, before me personally came R. Foster Duncan, to me personally known, who, being by me duly sworn, did depose and say that he resides at 1442 Webster, New Orleans, Louisiana, that he is a Vice President and Treasurer of Freeport-McMoRan Copper & Gold Inc., one of the corporations which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                    /s/ Douglas N. Currault II
                                  ______________________________
                                           Notary Public

STATE OF NEW YORK        )
                         )    ss:
COUNTY OF NEW YORK       )


    On this 18th day of November, 1996 before me personally came P. Morabito, to me personally known, who, being by me duly sworn, did depose and say that she resides at 60 Kinglet Drive South, Cranbury, New Jersey, that she is a Vice President of The Chase Manhattan Bank, one of the corporations which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed his name thereto by like authority.


[NOTARIAL SEAL]

                                    /s/ Annabelle DeLuca
                                  ______________________________
                                           Notary Public

                            EXHIBIT A

                   [FORM OF FACE OF 2006 NOTE]

    This Security is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation ("DTC") or a nominee thereof. This Security may not be exchanged in whole or in part for a Security in definitive registered form, and no transfer of this Security in whole or in part may be registered in the name of any Person other than DTC or its nominee, except in the limited circumstances described in the Indenture.

    Unless this Senior Note is presented by an authorized representative of DTC to the Issuer (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               FREEPORT-McMoRan COPPER & GOLD INC.

                    7.50% Senior Note Due 2006

No. _____________          $__________         CUSIP No.: _______

    Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (hereinafter called the "Issuer," which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $200,000,000 Dollars at the Issuer's office or agency for said purpose in the Borough of Manhattan, the City of New York on November 15, 2006, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay the interest thereon in like coin or currency semi-annually on May 15 and November 15 of each year, commencing with May 15, 1997, on said principal sum at the rate of 7.50% per annum at said office or agency from November 18, 1996 or from the most recent interest payment date to which interest on this Senior Note has been paid or duly provided for until payment of said principal sum has been made or duly provided for. The interest so payable on any May 15 or November 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Senior Note is registered at the close of business on the April 30 or October 31 preceding such May 15 or November 15, whether or not such day is a Business Day; provided that interest may be paid, at the option of the Issuer, if this Senior Note is no longer in the form of a Registered Global Security, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register. Interest on this Senior Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

ADDITIONAL PROVISIONS OF THIS SECURITY ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

    This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

    In Witness Whereof, Freeport-McMoRan Copper & Gold Inc. has caused this Instrument to be duly executed.

Dated:

                              FREEPORT-McMoRan COPPER & GOLD INC.



                              By:____________________________________
[CORPORATE SEAL]
                              Name:__________________________________

                              Title:_________________________________


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, Trustee



By:____________________________________
           Authorized Officer

                  [FORM OF REVERSE OF 2006 NOTE]

               FREEPORT-McMoRan COPPER & GOLD INC.

                    7.50% Senior Note due 2006

    This Security is one of a duly authorized issue of debt securities of the Issuer designated as its 7.50% Senior Notes Due 2006 (the "Securities"), limited to the aggregate principal amount of $200,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of November 15, 1996, duly executed and delivered by the Issuer to The Chase Manhattan Bank, as trustee (herein called the "Trustee") as the same has been amended and supplemented by the First Supplemental Indenture, dated as of November 18, 1996, between the Issuer and the Trustee, and as the same shall be further amended and supplemented from time to time as provided in the Indenture (as so amended and supplemented, the "Indenture"). The terms of the Securities include those in the Indenture. Reference is hereby made to the Indenture, the First Supplemental Indenture and all other indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. Capitalized terms used but not defined herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

    In case an Event of Default, as defined in the Indenture with respect to the Securities, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, through the date of the declaration of acceleration on, all the Securities, may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Securities and except a default in respect of certain covenants or other provisions of the Indenture which may not be modified without the consent of each Holder of an outstanding Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution hereof or upon registration of transfer hereof, whether or not any notation thereof is made upon this Security or such other Securities. Holders may not enforce the Indenture or the Securities except as provided in the Indenture.

    The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities, at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, that no such supplemental indenture shall: (a) change the final maturity of any Security or change the time for payment of any installment of interest thereon, or reduce the principal amount thereof, or reduce the rate (or alter the method of computation) of interest thereon, or reduce (or alter the method of computation) any amount payable on redemption or repayment thereof or change the time of payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in such Security or in accordance with the terms thereof, or reduce the amount of principal that would be due or payable upon an acceleration of the maturity thereof pursuant to Section 5.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to
Section  5.2 of the Indenture, or alter the provisions of Section 11.1 or
11.12 of the Indenture, or impair or affect the right of any Holder to institute suit for the payment thereof, in each case without the consent of the Holder of each Security so affected, provided no consent of any Holder shall be necessary to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Section 8.1(e) of the Indenture; or
(b) reduce the percentage of principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture to less than a majority, or reduce the percentage of principal amount of Securities necessary to consent to waive any past Default under this Indenture to less than a majority, or modify any of the provisions of
Section 8.2 or Section 5.10 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived, without the consent of the Holder of each Security so affected, in each case, without the consent of the Holder of each Security so affected.

    The  Securities  do  not  have  the  benefit  of   any  sinking  fund
obligation.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

    The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000.

    At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, the Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

    Upon surrender for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of other authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

    The Securities of this series are subject to redemption, as a whole or in part, at any time, at the option of the Issuer, upon not less than 30 nor more than 60 days' notice by mail, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued interest thereon to the date of redemption.

    Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

    In the event of redemption under the circumstances permitted by the Indenture of this Security in part only, a new Security or Securities for the unredeemed portion thereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    Prior to surrender of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

    No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon or thereon, or otherwise in respect hereof or thereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                            EXHIBIT B

                   [FORM OF FACE OF 2026 NOTE]

    This Security is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation ("DTC") or a nominee thereof. This Security may not be exchanged in whole or in part for a Security in definitive registered form, and no transfer of this Security in whole or in part may be registered in the name of any Person other than DTC or its nominee, except in the limited circumstances described in the Indenture.

    Unless this Senior Note is presented by an authorized representative of DTC to the Issuer (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               FREEPORT-McMoRan COPPER & GOLD INC.

                    7.20% Senior Note Due 2026

No. _____________          $__________         CUSIP No.: _______

    Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (hereinafter called the "Issuer," which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $250,000,000 Dollars at the Issuer's office or agency for said purpose in the Borough of Manhattan, the City of New York on November 15, 2026, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay the interest thereon in like coin or currency semi-annually on May 15 and November 15 of each year, commencing with May 15, 1997, on said principal sum at the rate of 7.20% per annum at said office or agency from November 18, 1996 or from the most recent interest payment date to which interest on this Senior Note has been paid or duly provided for until payment of said principal sum has been made or duly provided for. The interest so payable on any May 15 or November 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Senior Note is registered at the close of business on the April 30 or October 31 preceding such May 15 or November 15, whether or not such day is a Business Day; provided that interest may be paid, at the option of the Issuer, if this Senior Note is no longer in the form of a Registered Global Security, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register. Interest on this Senior Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

ADDITIONAL PROVISIONS OF THIS SECURITY ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

    This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

    In Witness Whereof, Freeport-McMoRan Copper & Gold Inc. has caused this Instrument to be duly executed.

Dated:

                              FREEPORT-McMoRan COPPER & GOLD INC.



                              By:____________________________________
[CORPORATE SEAL]
                              Name:__________________________________

                              Title:_________________________________


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, Trustee



By:____________________________________
            Authorized Officer

                  [FORM OF REVERSE OF 2026 NOTE]

               FREEPORT-McMoRan COPPER & GOLD INC.

                    7.20% Senior Note due 2026

    This Security is one of a duly authorized issue of debt securities of the Issuer designated as its 7.20% Senior Notes Due 2026 (the "Securities"), limited to the aggregate principal amount of $250,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of November 15, 1996, duly executed and delivered by the Issuer to The Chase Manhattan Bank, as trustee (herein called the "Trustee") as the same has been amended and supplemented by the First Supplemental Indenture, dated as of November 18, 1996, between the Issuer and the Trustee, and as the same shall be further amended and supplemented from time to time as provided in the Indenture (as so amended and supplemented, the "Indenture"). The terms of the Securities include those in the Indenture. Reference is hereby made to the Indenture, the First Supplemental Indenture and all other indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. Capitalized terms used but not defined herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

    In case an Event of Default, as defined in the Indenture with respect to the Securities, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, through the date of the declaration of acceleration on, all the Securities, may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Securities and except a default in respect of certain covenants or other provisions of the Indenture which may not be modified without the consent of each Holder of an outstanding Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution hereof or upon registration of transfer hereof, whether or not any notation thereof is made upon this Security or such other Securities. Holders may not enforce the Indenture or the Securities except as provided in the Indenture.

    The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities, at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, that no such supplemental indenture shall: (a) change the final maturity of any Security or change the time for payment of any installment of interest thereon, or reduce the principal amount thereof, or reduce the rate (or alter the method of computation) of interest thereon, or reduce (or alter the method of computation) any amount payable on redemption or repayment thereof or change the time of payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in such Security or in accordance with the terms thereof, or reduce the amount of principal that would be due or payable upon an acceleration of the maturity thereof pursuant to Section 5.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to
Section  5.2 of the Indenture, or alter the provisions of Section 11.1 or
11.12 of the Indenture, or impair or affect the right of any Holder to institute suit for the payment thereof or the repayment thereof at the option of the Holder, in each case without the consent of the Holder of each Security so affected, provided no consent of any Holder shall be necessary to permit the Trustee and the Issuer to execute supplemental indentures pursuant to section 8.1(e) of the Indenture; or (b) reduce the percentage of principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture to less than a majority, or reduce the percentage of principal amount of Securities necessary to consent to waive any past Default under this Indenture to less than a majority, or modify any of the provisions of Section 8.2 or
Section 5.10 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived, without the consent of the Holder of each Security so affected, in each case, without the consent of the Holder of each Security so affected.

    The  Securities  do  not  have  the  benefit   of  any  sinking  fund
obligation.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

    The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000.

    At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, the Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

    Upon surrender for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of other authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

    The Securities of this series are subject to redemption, as a whole or in part, at any time, at the option of the Issuer, upon not less than 30 nor more than 60 days' notice by mail, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued interest thereon to the date of redemption.

    Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

    In the event of redemption under the circumstances permitted by the Indenture of this Security in part only, a new Security or Securities for the unredeemed portion thereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    This Security may be repaid on November 15, 2003, at the option of the Holder of this Security, at 100% of the principal amount, together with accrued interest thereon to November 15, 2003. In order for a Holder to exercise this option, the Issuer must receive at its office or agency in New York, New York maintained for such purpose pursuant to
Section 3.2 of the Indenture, during the period beginning on September 15, 2003 and ending at 5:00 p.m. (New York City time) on October 15, 2003 (or if October 15, 2003 is not a Business Day, the next succeeding Business Day), (a) appropriate wire instructions directing a wire transfer to an account with a banking institution located in the United States of America (which may be included in the form entitled "Option to Elect Repayment on November 15, 2003") and (b) either (i) this Security with the form entitled "Option to Elect Repayment on November 15, 2003" set forth below duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security to be repaid with the form entitled "Option to Elect Repayment on November 15, 2003" attached to this Security duly completed will be received by the Issuer not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and this Security and form duly completed must be received by the Issuer by such fifth Business Day. Any such notice received by the Issuer during the period beginning on September 15, 2003 and ending at 5:00 p.m. (New York City Time) on October 15, 2003 shall be irrevocable. The repayment option may be exercised by the Holder of this Security for less than the entire amount of the Securities held by such Holder, as long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to validity, form, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Issuer, whose determination will be final and binding.

    Prior to surrender of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

    No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon or thereon, or otherwise in respect hereof or thereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

      FORM OF OPTION TO ELECT REPAYMENT ON NOVEMBER 15, 2003

    I or we hereby irrevocably elect to exercise the option to have the principal sum of $________, together with accrued interest thereon to November 15, 2003 repaid by the Issuer on November 15, 2003. (If less than the entire principal amount of this Security is to be repaid, specify the denomination or denominations (which shall be in authorized denominations) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid)).


Dated:_______________________

Signed:______________________     Signature Guarantee:_______________________
                                                      (Signature must be
                                                       guaranteed by an
                                                       eligible institution
                                                       within the meaning of
                                                       Rule 17A(d)-15  under
                                                       the Securities
                                                       Exchange Act of 1934,
                                                       as amended)

            Wire Transfer Instructions:  ________________________
                                         ________________________
                                         ________________________